Exhibit 99.1

Iteris Names Douglas L. Groves New Chief Financial Officer

SANTA ANA, Calif. — December 3, 2019 — Iteris, Inc. (NASDAQ: ITI), the global leader in applied informatics for transportation and agriculture, today announced that Douglas L. Groves will join the company as senior vice president and chief financial officer, effective December 4, 2019. Mr. Groves will report to Joe Bergera, Iteris president and CEO, and will oversee the company’s finance, information systems, contracts and legal functions.

“As we enter Iteris’ next stage of development, Doug brings a unique and highly valuable set of experience and talent that we believe will be vital to our success,” said Mr. Bergera. “During his impressive career, Doug has demonstrated significant success in building enterprise value through capital allocation, process automation and business integration. I am confident he will help us capture meaningful operating leverage as Iteris continues to grow.”

“I am thrilled to be joining the Iteris team,” said Mr. Groves. “Iteris is an exciting company with state-of-the-art technology and significant domain expertise in dynamic markets, which are experiencing favorable secular trends. I look forward to working with Joe and the entire management team to forge the company’s next stage of growth and innovation.”

Mr. Groves has more than 30 years of valuable experience. Most recently, he served as vice president, CFO and treasurer of Ducommun, Inc. (NYSE: DCO), having joined the company in January 2013. Through December 2012, Mr. Groves held the position of corporate vice president and chief information officer at Beckman Coulter (NYSE: BEC), following a series of financial roles at the company beginning in January 1998. Beckman Coulter was acquired by Danaher Corporation (NYSE: DHR) in February 2011. Prior to joining Beckman Coulter, Mr. Groves was corporate controller of a privately held civil engineering firm, and senior auditor and consultant at Deloitte & Touche.

He received his MBA from the University of Southern California and a bachelor’s degree from California State University at Long Beach.

Mr. Groves will replace Andy Schmidt, whom Iteris has appointed as a senior advisor to facilitate a seamless transition.

“Andy’s commitment to Iteris has been extremely valuable to everything this company has accomplished during his time as CFO,” said Mr. Bergera. “I am grateful for everything Andy has done to position Iteris for our next stage of development.”

About Iteris, Inc.

Iteris is the global leader in applied informatics for transportation and agriculture, turning big data into big breakthrough solutions. We collect, aggregate and analyze data on traffic, roads, weather, water, soil and crops to generate precise informatics that lead to safer transportation and smarter farming. Municipalities, government agencies, crop science companies, farmers and agronomists around the world use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Iteris Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “outlooks,” “target,” “plans,” “seeks,” “estimates,” “may,” “should,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the future growth and development. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our reliance on hiring, integrating and retaining key personnel, like Mr. Groves; our ability to provide the services and deliverables on a cost-effective basis; government funding and budgetary issues, and potential impacts related to funding delays; changes in scheduling and/or requirements related to the project; availability of resources, such as components and equipment necessary to perform the work for the project; the impact of general economic, political, and other conditions in the markets we address; and the potential impact of product and service offerings from competitors and such competitors’ patent coverage and claims. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Media Contact

David Sadeghi
Tel: (949) 270-9523
Email: dsadeghi@iteris.com

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com